UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

SHOPPING.COM LTD.

(Exact name of the Registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

0-50964	98-0436245
(Commission File Number)	(IRS Employer Identification No.)

1 Zoran Street, Netanya, 42504, Israel

(Address of principal executive offices, including zip code)

972-9-892-1000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 28, 2005, an alleged holder of ordinary shares of Shopping.com Ltd. (“Shopping.com”) filed a purported class action lawsuit in California Superior Court for the County of San Mateo. The complaint is captioned Edward Feierstein, et al. v. Shopping.com Ltd. et al., Civ 447837, and names certain of our directors and Shopping.com as defendants (“The Feierstein Complaint”). The Feierstein Complaint is substantially similar to the complaint previously filed against Shopping.com that is captioned Chin, et al. v. Shopping.com Ltd. et al., Civ 447369, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005. The Feierstein Complaint alleges that in pursuing the transaction with eBay Inc. (“eBay”) and approving the Agreement of Merger entered into on June 1, 2005, among eBay, Shopping.com and Harbour Acquisition Ltd., the director defendants violated their fiduciary duties to Shopping.com’s shareholders by, among other things, failing to obtain the highest price reasonably available, tailoring the merger agreement to meet the specific needs of eBay and the director defendants, engaging in self dealing, and obtaining personal financial benefits not shared equally by the plaintiff and other shareholders. The complaint also alleges that the merger agreement resulted from a flawed process designed to ensure a sale to one buyer. The complaint seeks, among other things, declaratory and injunctive relief and damages in an unspecified amount. Our management believes that the allegations are without merit and intends to defend the lawsuit vigorously.

On July 11, 2005, eBay received antitrust clearance on its proposed acquisition of Shopping.com. The Federal Trade Commission granted early termination of the antitrust waiting period under the Hart-Scott-Rodino Act, and the Federal Cartel Office in Germany confirmed its clearance of the transaction.

On July 11, 2005, Shopping.com received an approval in principle from the Investment Center of the Israeli Ministry of Industry, Trade and Labor of the State of Israel for the change in the ownership of Shopping.com that will result from the merger, as required under the Israeli Law for the Encouragement of Capital Investments 5719 - 1959, and under the terms of the “approved enterprise” programs of Shopping.com.

In addition, Shopping.com is making the disclosures regarding certain supplemental details, set forth in an exhibit to this report, with respect to its pending acquisition by eBay.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.01	Shopping.com Disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2005	SHOPPING.COM LTD.

	By:	/s/ Greg J. Santora
Greg J. Santora
Chief Financial Officer

EXHIBIT INDEX

99.01	Shopping.com Disclosure